                                                                   EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Physicians Protective Trust Fund:

     We have audited the consolidated financial statements of Physicians Protective Trust Fund and subsidiary (the "Trust") as listed in the accompanying index. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Physicians Protective Trust Fund and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Miami, Florida
February 27, 1998

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
Investments (note 2):
  Available for sale, at fair value:
     Fixed maturities (amortized cost: $280,259 and $338,131
      in 1997 and 1996, respectively).......................  $289,790    $342,127
     Equity securities (cost: $24,550 in 1997)..............    25,609          --
     Short-term investments, at cost, which approximates
      fair value............................................    20,682       2,733
                                                              --------    --------
          Total investments.................................   336,081     344,860
Cash........................................................       460          74
Restricted cash (note 1(d)).................................     2,070       2,004
Premium receivable..........................................    30,309         396
Accrued interest receivable.................................     4,736       5,969
Amounts due from reinsurers (note 4)........................    51,069      52,860
Deferred income taxes (note 6)..............................     6,445      10,258
Furniture and equipment, net (note 3).......................       775         799
Prepaid reinsurance premiums................................     2,572           -
Other assets................................................       278         302
                                                              --------    --------
          Total assets......................................  $434,795    $417,522
                                                              ========    ========

                           LIABILITIES AND FUND BALANCE

Liabilities:
  Loss and loss adjustment expense liability (note 5).......  $250,056    $281,593
  Unearned premiums.........................................    34,382          --
  Liability for extended reporting period claims............    10,328       8,625
  Income taxes payable......................................     5,680       4,550
  Advance premiums..........................................     1,828       9,057
  Other liabilities.........................................     4,473       1,404
  Surplus contributions (note 8)............................    10,094      10,094
                                                              --------    --------
          Total liabilities.................................   316,841     315,323
                                                              --------    --------
Fund balance:
  Unassigned funds..........................................   110,964      99,562
  Net unrealized gain on investments, net of tax effect.....     6,990       2,637
                                                              --------    --------
          Total fund balance (note 9).......................   117,954     102,199
                                                              --------    --------
Commitments and contingencies (note 12).....................        --          --
                                                              --------    --------
          Total liabilities and fund balance................  $434,795    $417,522
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                               1997       1996        1995
                                                              -------    -------    --------
                                                                      (IN THOUSANDS)
Revenues and other income:
  Premiums written..........................................  $99,480    $89,968    $103,686
  Premiums ceded............................................    7,612     21,249       3,179
                                                              -------    -------    --------
Net premiums written........................................   91,868     68,719     100,507
Increase in unearned premiums, net of prepaid reinsurance
  premium...................................................  (31,810)        --          --
                                                              -------    -------    --------
          Premiums earned...................................   60,058     68,719     100,507
  Net investment income (note 2)............................   20,802     23,310      23,050
  Net realized gains on investments (note 2)................    4,120      2,004       4,511
  Reinsurance experience refund (note 7)....................    4,236      3,325         401
  Other.....................................................      677        506         311
                                                              -------    -------    --------
          Total revenues....................................   89,893     97,864     128,780
                                                              -------    -------    --------
Expenses:
  Losses and loss adjustment expenses, net (note 5).........   67,109     76,393     120,596
  Increase in reserve for extended reporting period
     claims.................................................    1,703        690         746
  Other underwriting and operating expenses (note 10).......    4,719      6,741       6,202
                                                              -------    -------    --------
          Total expenses....................................   73,531     83,824     127,544
                                                              -------    -------    --------
  Income before income taxes................................   16,362     14,040       1,236
Provision for income taxes (note 6).........................    4,960      4,664      (1,600)
                                                              -------    -------    --------
  Net income (note 9).......................................  $11,402    $ 9,376    $  2,836
                                                              =======    =======    ========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CHANGES IN FUND BALANCE

                                                                          NET UNREALIZED
                                                                               GAIN
                                                                             (LOSS) ON         TOTAL
                                                           UNASSIGNED    INVESTMENTS, NET       FUND
                                                             FUNDS         OF TAX EFFECT      BALANCE
                                                           ----------   -------------------   --------
                                                                         (IN THOUSANDS)
Balances, December 31, 1994..............................   $ 87,350          $(8,440)        $ 78,910
  Net income.............................................      2,836               --            2,836
  Net appreciation on investments, net of tax effect
     (note 2)............................................         --           20,170           20,170
                                                            --------          -------         --------
Balances, December 31, 1995..............................     90,186           11,730          101,916
  Net income.............................................      9,376               --            9,376
  Net depreciation on investments, net of tax effect
     (note 2)............................................         --           (9,093)          (9,093)
                                                            --------          -------         --------
Balances, December 31, 1996..............................     99,562            2,637          102,199
  Net income.............................................     11,402               --           11,402
  Net appreciation on investments, net of tax effect
     (note 2)............................................         --            4,353            4,353
                                                            --------          -------         --------
Balances, December 31, 1997..............................   $110,964          $ 6,990         $117,954
                                                            ========          =======         ========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
                                                                    (IN THOUSANDS)
Cash flows from operating activities:
  Net income............................................  $  11,402    $   9,376    $   2,836
  Adjustments to reconcile net income to net cash (used
     in) provided from operating activities:
  Depreciation and amortization.........................        945          454          180
  Deferred income taxes.................................      1,571        3,212       (2,087)
  Net realized gains on investments.....................     (4,120)      (2,004)      (4,511)
  Changes in operating assets and liabilities:
  Restricted cash.......................................        (66)      (2,004)          --
  Premium receivable....................................    (29,913)         563          (63)
  Accrued interest receivable...........................      1,233          564         (217)
  Amounts due to reinsurers.............................      1,791      (18,094)      21,911
  Prepaid reinsurance premiums..........................     (2,572)          --           --
  Income taxes payable..................................      1,130        6,460       (2,231)
  Loss and loss adjustment expense liability............    (31,537)     (20,492)      25,058
  Liability for extended reporting period claims........      1,703          690          746
  Unearned premiums.....................................     34,382           --           --
  Advance premiums......................................     (7,229)      (1,648)      (3,584)
  Other, net............................................      3,093          248       (3,676)
                                                          ---------    ---------    ---------
  Net cash (used in) provided from operating
     activities.........................................    (18,187)     (22,675)      34,362
                                                          ---------    ---------    ---------
Cash flows from investing activities:
  Purchases of short-term investments...................   (225,968)    (160,192)    (181,706)
  Proceeds from sale or maturity of short-term
     investments........................................    208,019      174,413      177,862
  Purchases of fixed maturity investments...............   (151,634)    (160,937)    (241,113)
  Proceeds from sale of fixed maturity investments......    204,666      153,995      196,320
  Proceeds from maturity of fixed maturity
     investments........................................      8,216       20,145       16,946
  Purchases of equity securities........................    (27,315)          --           --
  Proceeds from sale of equity securities...............      2,904           --           --
  Purchases of furniture and equipment..................       (317)        (340)        (474)
  Proceeds from sale of furniture and equipment.........          2           --           --
                                                          ---------    ---------    ---------
  Net cash provided from (used in) investing
     activities.........................................     18,573       27,084      (32,165)
                                                          ---------    ---------    ---------
Cash flows used in financing activities:
  Book overdrafts.......................................         --       (4,335)      (2,197)
                                                          ---------    ---------    ---------
Net increase in cash....................................        386           74           --
Cash:
  Beginning of the year.................................         74           --           --
                                                          ---------    ---------    ---------
  End of the year.......................................  $     460    $      74    $      --
                                                          =========    =========    =========
Supplemental disclosure of cash flow information:
  Income taxes paid during the year.....................  $   2,259    $      66    $   2,718
                                                          =========    =========    =========

          See accompanying notes to consolidated financial statements.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Principles of Consolidation

     The consolidated financial statements include the accounts of Physicians Protective Trust Fund (the "Trust") and its wholly owned subsidiary, Physicians Protective Plan, Inc. ("PPP"). The Trust was formed on November 7, 1975 for the purpose of providing professional liability insurance coverage for member physicians in Florida. PPP was acquired on April 1, 1977 and provided managerial and administrative services to the Trust through December 31, 1996. Effective January 1, 1997, PPP ceased providing these services and now functions as an insurance agency. All significant intercompany accounts and transactions have been eliminated.

     On October 3, 1997, the Trust entered into a First Amended and Restated Merger Agreement with Professionals Insurance Company Management Group, a Michigan corporation (Professionals Group), and PICOM Insurance Company, a Michigan domiciled stock insurance company and wholly owned subsidiary of Professionals Group (PICOM). PICOM is Professionals Group's largest subsidiary and is a regional professional liability insurer licensed in nine states throughout the Midwest. Professionals Group has consolidated assets of $413.2 million at December 31, 1997. Under the First Amended and Restated Merger Agreement, PPTF's policyholders/members will exchange their membership rights for 4,089,160 shares of Professionals Group common stock. The transaction contemplated by the Merger Agreement is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes.

  (b) Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"), which vary in certain respects from statutory accounting practices followed in reporting to insurance regulatory authorities (see note 9 for the effect of such differences).

  (c) Short-Term Investments

     Short-term investments, which consist principally of commercial paper, money market funds and U.S. government securities, are stated at cost, which approximates fair value.

  (d) Restricted Cash

     Restricted cash is an amount required to be deposited in escrow for the appeal process of a specific case being litigated and decided upon in arbitration.

  (e) Investments Available for Sale

     All of the Trust's securities have been classified as available-for-sale since the adoption of SFAS No. 115 and therefore, all of the Trust's securities are available to be sold in response to the Trust's liquidity needs, changes in market interest rates and asset-liability management strategies, among other reasons. Investments available-for-sale on the balance sheet are stated at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of fund balance, net of related deferred income taxes (see note 2).

     A decline in the fair value of an available-for-sale security below cost that is deemed other than temporary results in a charge to income, resulting in the establishment of a new cost basis for the security. All declines in fair values of the Trust's investment securities in 1997, 1996 and 1995 were deemed to be temporary.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Premiums and discounts are amortized or accreted, respectively, over the life of the related debt security as an adjustment to yield using a method that approximates yield to maturity. Dividends and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

  (f) Furniture and Equipment and Depreciation

     Furniture and equipment are carried at cost, net of accumulated depreciation, which is computed using the straight-line method over periods ranging from 3 to 10 years (see note 3).

  (g) Loss and Loss Adjustment Expense Liability

     Trust policies provide for coverage on a claims-made basis. The loss and loss adjustment expense liability represent the accumulation of individual case estimates for reported losses and loss adjustment expenses, bulk adjustments to case estimates and actuarial estimates for incurred but not reported losses and loss adjustment expenses, based upon the Trust's actual experience, assumptions and projections as to claims frequency, severity, inflationary trends and settlement payments. The liability for loss and loss adjustment expenses is intended to cover the ultimate net cost of all losses and loss adjustment expenses incurred but unsettled through the balance sheet date. The liability is stated gross of reinsurance ceded. (see note 4).

  (h) Current Liabilities

     Under the Trust's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes which are classified as "Book Overdrafts" in the statement of cash flows.

  (i) Premiums

     Premiums are recognized as revenue in the accounting period in which coverage is provided. Upon termination of coverage with the Trust, members have the option to purchase an extended reporting endorsement, which provides coverages for incidents occurring during the membership period. Throughout 1996 and in all years prior to 1996, the Trust issued calendar year policies only. Therefore, there were no unearned premiums at the December 31, 1996 balance sheet date. During 1997, the Trust began to issue anniversary date policies and therefore at December 31, 1997 the amount of unearned premiums represents that portion of written premium relating to premiums that will be earned in future periods.

  (j) Liability for Extended Reporting Period Claims

     The liability for extended reporting period claims coverage is recorded during the term of the original claims-made policy in amounts deemed adequate to pay for estimated future claims reported subsequent to a policyholder's departure. Changes in this liability are charged or credited to income.

  (k) Income Taxes

     Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect, on deferred tax assets and liabilities, of a change in tax rates is recognized in income in the period that includes the enactment date (see note 6).

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (l) Reinsurance

     The Trust is reinsured under medical malpractice reinsurance agreements. Reinsurance contracts do not relieve the Trust from its obligations to policyholders. The Trust continually monitors its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Trust only cedes risks to reinsurers whom the Trust believes to be financially sound. Beginning in 1996, General Reinsurance Corporation began reinsuring 100% of the Trust's ceded risks. The Trust obtains collateral in the form of letters of credit to secure any reinsurance recoverables from unauthorized reinsurers used prior to 1996. At December 31, 1997 and 1996, all reinsurance recoverables are considered collectible (see note 4).

  (m) Use of Estimates

     The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported financial statement balances as well as the disclosure of contingent assets and liabilities. Actual results could differ materially from those estimates used.

     Similar to other professional liability insurers, the Trust's liability for unpaid losses and loss expenses, although supported by actuarial projections and other data, are ultimately based on management's reasoned expectations of future events. Although considerable variability is inherent in these estimates, management believes that this liability is adequate. Estimates are reviewed regularly and adjusted as necessary. Such adjustments are reflected in current operations. In addition, the realization of the Trust's deferred income tax assets is dependent on generating sufficient future taxable income. It is reasonably possible that the expectations associated with these accounts could change in the near term and that the effect of such changes could be material to the consolidated financial statements.

  (n) Nature of Operations

     Following is a description of the most significant risks facing property/casualty insurers and how the Trust mitigates those risks:

          Legal/Regulatory Risk is the risk that the legal or regulatory environment in which an insurer operates will change and create additional costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those recorded in the financial statements. The Trust mitigates this risk through underwriting and loss adjusting practices, which identify and minimize the adverse impact of this risk. This risk is concentrated in Florida, where the Trust writes all of its business.

          Credit Risk is the risk that issuers of securities owned by the Trust will default or other parties, including reinsurers, which owe the Trust money will not pay. Also, the Trust writes some policies with deductibles, which requires policyholders to reimburse the Trust for a portion of indemnity paid. The Trust minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

          Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The Trust mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, the Trust would have to sell assets prior to maturity and recognize a gain or loss. At December 31, 1997, the estimated market value of the Trust's bond portfolio was greater than its amortized cost.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

  (o) Fair Value

     The fair value of the Trust's investments are estimated based on bid prices published by financial services or quotations received from securities dealers and is reflective of the interest rate environment that existed as of the close of business on December 31, 1997 and 1996. Changes in interest rates subsequent to December 31, 1997 will effect the fair value of the Trust's investments.

     The carrying amounts for the following financial instrument categories approximate their fair values at December 31, 1997 and 1996, because of their short-term nature: cash, short-term investments, premium receivable, reinsurance recoverable on paid losses, accrued interest receivable, unearned premiums and reinsurance experience refund payable.

(2) INVESTMENTS AVAILABLE FOR SALE

     The amortized cost, gross unrealized gains and losses and estimated fair value of investments available for sale are as follows:

                                               1997                                              1996
                          -----------------------------------------------   -----------------------------------------------
                                        GROSS        GROSS      ESTIMATED                 GROSS        GROSS      ESTIMATED
                          AMORTIZED   UNREALIZED   UNREALIZED     FAIR      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                            COST        GAINS        LOSSES       VALUE       COST        GAINS        LOSSES       VALUE
                          ---------   ----------   ----------   ---------   ---------   ----------   ----------   ---------
                                          (IN THOUSANDS)                                    (IN THOUSANDS)
Fixed Maturities:
  U.S. governments......  $107,610     $ 1,587      $  (212)    $108,985    $138,169      $1,819      $(2,599)    $137,389
  Municipal bonds.......    82,748       5,718            0       88,466      78,171       3,500         (141)      81,530
  Corporate bonds.......    53,596       2,319          (53)      55,862      63,235       1,948         (144)      65,039
  Mortgage-backed
    securities..........    36,305         192          (20)      36,477      58,556         250         (637)      58,169
                          --------     -------      -------     --------    --------      ------      -------     --------
    Subtotal............   280,259       9,816         (285)     289,790     338,131       7,517       (3,521)     342,127
                          --------     -------      -------     --------    --------      ------      -------     --------
Equity securities.......    24,550       2,484       (1,425)      25,609          --          --           --           --
                          --------     -------      -------     --------    --------      ------      -------     --------
         Totals.........  $304,809     $12,300      $(1,710)    $315,399    $338,131      $7,517      $(3,521)    $342,127
                          ========     =======      =======     ========    ========      ======      =======     ========

     A summary of investments available for sale at December 31, 1997, by contractual maturity, is presented below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations with or without prepayment penalties.

                                                       AMORTIZED      ESTIMATED FAIR
                                                          COST            VALUE
                                                     --------------   --------------
                                                     (IN THOUSANDS)   (IN THOUSANDS)
Due in one year or less............................     $     --         $     --
Due after one year through five years..............       57,067           57,804
Due after five years through ten years.............       56,452           59,415
Due after ten years................................      130,435          136,094
Mortgage-backed securities.........................       36,305           36,477
                                                        --------         --------
          Totals...................................     $280,259         $289,790
                                                        ========         ========

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     A summary of the sources of net investment income follows:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Fixed maturities...........................  $ 20,242    $ 22,605    $ 22,363
Equity securities..........................       103          --          --
Short-term investments and cash and cash
  equivalents..............................     1,153       1,368       1,095
Other investment assets....................       159          38         169
                                             --------    --------    --------
          Total investment income..........    21,657      24,011      23,627
Less investment expenses...................       855         701         577
                                             --------    --------    --------
          Net investment income............  $ 20,802    $ 23,310    $ 23,050
                                             ========    ========    ========

     Proceeds and related gross realized gains and gross realized losses on sales of fixed maturities and equity securities follow:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Total proceeds.............................  $215,786    $174,140    $213,266
                                             ========    ========    ========
Gross realized gains.......................     4,982       3,394       6,036
Gross realized losses......................      (862)     (1,390)     (1,525)
                                             --------    --------    --------
          Net realized gains...............  $  4,120    $  2,004    $  4,511
                                             ========    ========    ========

     Realized gains and increases (decreases) in net unrealized gains (losses) follow:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Net realized gains (losses):
  Fixed maturities.........................  $  3,981    $  2,004    $  4,511
  Equity securities........................       139          --          --
                                             --------    --------    --------
          Total............................  $  4,120    $  2,004    $  4,511
                                             ========    ========    ========
Change in net unrealized gains (losses):
  Fixed maturities.........................  $  5,535    $(13,776)   $ 30,561
  Equity securities........................     1,059           -           -
                                             --------    --------    --------
          Total............................  $  6,594    $(13,776)   $ 30,561
                                             ========    ========    ========

(3) FURNITURE AND EQUIPMENT, NET

     Furniture and equipment are reported net of accumulated depreciation of $1,654,000 in 1997 and $1,669,000 in 1996.

(4) REINSURANCE

     In the normal course of business, the Trust seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts receivable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

obligate the Trust's reinsurers to reimburse the Trust for their proportionate share of losses, they do not discharge the primary liability of the Trust. The Trust remains liable for the ceded amount of any liability for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations.

     As of December 31, 1997, the Trust had an excess of loss reinsurance contract with General Reinsurance Corporation that covered losses in excess of the Trust's maximum current net retention per claim of $500,000. In 1996, the Trust lowered its per claim retention from $1 million to $500,000 through an "Excess of Loss" reinsurance contract with General Reinsurance Corporation. In 1996, the Trust also entered into a "Loss Ratio" reinsurance contract with General Reinsurance Corporation, which covered 43% of the losses within a range of approximately $53 million up to a maximum of $92 million. The "Loss Ratio" contract was not renewed in 1997.

     The Trust continually reviews its reinsurer(s), considering a number of factors, the most critical of which is their financial stability. Based on these reviews, the Trust evaluates its position with respect to existing and future reinsurers.

     Amounts due from reinsurers consisted of amounts related to:

                                                              DECEMBER 31,
                                                           ------------------
                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Paid losses and loss adjustment expenses.................  $   235    $ 2,930
Unpaid losses and loss adjustment expenses...............   56,591     54,649
Premiums ceded payable...................................   (2,709)    (1,282)
Experience refunds.......................................   (3,048)    (3,437)
                                                           -------    -------
                                                           $51,069    $52,860
                                                           =======    =======

     At December 31, 1997, amounts due from reinsurers were as follows:

                                                            AMOUNTS
                                                            DUE FROM    A.M. BEST
                                                           REINSURERS    RATING
                                                           ----------   ---------
                                                               (IN THOUSANDS)
General Reinsurance Corporation..........................   $40,171        A++
Continental Casualty Company.............................     7,321          A
Other....................................................     3,577         --
                                                            -------
          Total..........................................   $51,069
                                                            =======

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) LOSS AND LOSS ADJUSTMENT EXPENSE LIABILITY

     Activity in the loss and loss adjustment expense reserves is summarized as follows:

                                                 YEARS ENDED DECEMBER 31,
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Balance at January 1.......................  $281,593    $302,085    $277,027
  Less reinsurance recoverables............    54,649      39,078      46,105
                                             --------    --------    --------
Net balance at January 1...................   226,944     263,007     230,922
                                             --------    --------    --------
Incurred related to:
  Current year.............................    72,129      72,368     112,121
  Prior years..............................    (5,020)      4,025       8,475
                                             --------    --------    --------
          Total incurred...................    67,109      76,393     120,596
                                             --------    --------    --------
Paid related to:
  Current year.............................     9,167      12,215       8,047
  Prior years..............................    91,421     100,241      80,464
                                             --------    --------    --------
          Total paid.......................   100,588     112,456      88,511
                                             --------    --------    --------
Net balance at December 31.................   193,465     226,944     263,007
  Plus reinsurance recoverables............    56,591      54,649      39,078
                                             --------    --------    --------
Balance at December 31.....................  $250,056    $281,593    $302,085
                                             ========    ========    ========

     In the opinion of the Trustees, the loss and loss adjustment expense liability is adequate to cover all reported incidents, claims and related expenses and anticipated claims reported under extended reporting endorsements. However, medical malpractice claims by nature develop slowly over a number of years and the reserves may be more or less than the amount ultimately paid. In the event of a deficit in any year, which could not be covered by the accumulated fund balance, members of the Trust are fully assessable. It has not been necessary during the period of operation of the Trust to make such an assessment.

     The amount of loss liability needed is determined by management after evaluating the projected ultimate losses developed by the Trust's independent consulting actuary. Greater volatility in loss experience associated with the Trust's higher retention in 1994 and 1995 warranted adding small percentage increases to the Trust's prior years loss reserves during 1995 and 1996. More favorable loss experience in the report year 1995 combined with the implementation of systems designed to control loss adjustment expenses have resulted in a small percentage decrease in prior years loss reserves in 1997. Loss reserves are established within a range that assures certification by the Trust's independent actuary.

(6) INCOME TAXES

     The Trust and its subsidiary are required to file separate federal and state income tax returns.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The provision for income tax expense (benefit) includes the following:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Current:
  Federal.....................................  $ 2,585    $   936    $   628
  State.......................................      804        516       (141)
                                                -------    -------    -------
                                                  3,389      1,452        487
                                                -------    -------    -------
Deferred:
  Federal.....................................    1,506      2,863     (2,066)
  State.......................................       65        349        (21)
                                                -------    -------    -------
                                                  1,571      3,212     (2,087)
                                                -------    -------    -------
Total expense (benefit).......................  $ 4,960    $ 4,664    $(1,600)
                                                =======    =======    =======

     The provision for income taxes differs from the "expected" income tax expense, computed by applying the U.S. federal corporate tax rate of 34 percent for 1997, 1996 and 1995 to income before income taxes, as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1997       1996       1995
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Computed "expected" tax expense...............  $ 5,563    $ 4,774    $   420
Tax-exempt interest income....................   (1,216)    (1,242)    (1,633)
State income taxes, net of federal income tax
  benefit.....................................      596        492       (107)
Other, net....................................       17        640       (280)
                                                -------    -------    -------
          Total...............................  $ 4,960    $ 4,664    $(1,600)
                                                =======    =======    =======

     The tax effect of the temporary differences that give rise to the total net deferred tax asset as of December 31, 1997 and 1996 are presented below:

                                                            1997       1996
                                                           -------    -------
                                                             (IN THOUSANDS)
Deferred federal income tax assets arising from:
  Discounting of loss reserves for tax but not for
     financial statement purposes......................    $ 7,247    $ 8,307
  Unearned premiums disallowance for tax but not for
     financial statement purposes......................      2,163         --
  Deferred reinsurance experience refund...............        763      2,477
  Alternative minimum tax credit.......................        348      1,243
                                                           -------    -------
          Total deferred federal income tax assets.....    $10,521    $12,027
                                                           -------    -------
Deferred federal income tax liabilities arising from:
  Unrealized gain on investments available for sale....     (3,601)    (1,359)
  State tax effect of book-tax differences.............       (458)      (393)
  Depreciation book-tax difference.....................        (17)       (17)
                                                           -------    -------
          Total deferred federal income tax
            liabilities................................     (4,076)    (1,769)
                                                           -------    -------
  Net deferred federal income taxes....................    $ 6,445    $10,258
                                                           =======    =======

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The Trust has not recorded a valuation allowance, as the deferred tax assets are presently considered by management to be realizable based on the level of anticipated future taxable income. Net deferred tax assets and federal income tax expense in future years can be significantly affected by changes in enacted tax rates or by unexpected adverse events that would impact management's conclusions as to the ultimate realizability of deferred tax assets.

     For 1997, 1996 and 1995, deferred income tax expense and benefit resulted from temporary differences in the recognition of income and expenses for financial reporting and income tax purposes. The sources of these differences and the tax effects of each year are presented below:

                                                   YEARS ENDED DECEMBER 31,
                                                 ----------------------------
                                                  1997       1996      1995
                                                 -------    ------    -------
                                                        (IN THOUSANDS)
Deferred reinsurance experience refund.........  $ 1,714    $ (178)   $(1,396)
Loss reserve discounting.......................    1,060     3,971       (218)
Unearned premiums..............................   (2,163)       --         --
Alternative minimum tax credit.................      895      (649)      (594)
State tax effect...............................       65       145        118
Other..........................................       --       (77)         3
                                                 -------    ------    -------
Deferred income tax expense (benefit)..........  $ 1,571    $3,212    $(2,087)
                                                 =======    ======    =======

(7) REINSURANCE EXPERIENCE REFUND

     The Trust's reinsurance contracts through December 31, 1997, include profit sharing provisions whereby premiums are refunded to the Trust after five years if they exceed actual losses incurred and an allowance for expenses. Interest income accrues on excess premiums computed. The reinsurance experience refunds earned for calendar years 1997, 1996 and 1995 were $4,236,000, $3,325,000 and
$401,000, respectively. These amounts include interest income of $1,250,000 for 1997, $1,095,000 for 1996 and $212,000 for 1995. The profits received by PPTF under the contracts emanate from report years prior to 1991 and have exceeded the amounts recognized as profits on the income statement. This results in establishing a deferred credit for the difference, which is subject to variation until the ultimate outcome of outstanding claims is known. Prior to 1995, reinsurance experience refunds were recognized on the income statement based on ultimate loss projections established by the Trust's independent actuary. Since 1995, the number of outstanding claims has decreased in number, so that it is appropriate to assess claims on an individual case by case basis. Accordingly, since 1995 reinsurance experience refunds have been recognized based on the closure rate of outstanding claims and the assumption that the few remaining open claims will be settled for a conservative amount above the claim's existing case basis reserve.

(8) SURPLUS CONTRIBUTIONS

     From 1984 through 1990, members joining the Trust were required to make a contribution to surplus. This contribution was required during a high growth period and was intended to strengthen the Trust's premium to surplus ratio and protect the residual value interests of policyholders who produced surplus in prior years through the profitability of the Trust. When the contribution was paid, a non-interest-bearing surplus note was issued. Under the terms of the note, repayment of principal and payment of any interest are at the sole discretion of the board of trustees. If the board of trustees decided to pay any or all of the contributions, the Department of Insurance would also be required to approve such payment. Generally, the surplus contributions are nonrefundable.

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) RECONCILIATION OF FUND BALANCE

     The following is a reconciliation of fund balance at December 31, 1997, 1996 and 1995 and net income for the years then ended, as determined using statutory accounting practices compared to those determined in accordance with generally accepted accounting principles.

                                             FUND BALANCE                 NET INCOME
                                         --------------------    -----------------------------
                                           1997        1996       1997       1996       1995
                                         --------    --------    -------    -------    -------
                                                            (IN THOUSANDS)
As reported to regulatory authorities
  (unaudited)..........................  $113,309    $105,076    $ 8,106    $12,724    $ 6,081
Adjust net income reported on statutory
  basis (unaudited)....................        --          --         --        594       (594)
Net gain (loss) on subsidiary..........        --          --       (173)      (128)      (635)
Deferred income taxes (PPTF only)......     6,453      10,266     (1,571)    (3,212)     2,087
Deferred reinsurance experience
  refund...............................    (2,244)     (7,284)     5,040       (522)    (4,107)
Net unrealized gain (losses) on
  securities available for sale
  (gross)..............................     9,531       3,996         --         --         --
Surplus contributions (see note 8).....   (10,094)    (10,094)        --         --         --
Other non-admitted assets..............       999         239         --        (80)         4
                                         --------    --------    -------    -------    -------
As reported herein.....................  $117,954    $102,199    $11,402    $ 9,376    $ 2,836
                                         ========    ========    =======    =======    =======

(10) OTHER UNDERWRITING AND OPERATING EXPENSES

     Other underwriting and operating expenses are net of earned ceding commissions in the amounts of $758,000, $41,000 and $477,000 for the years, 1997, 1996 and 1995, respectively. The net amount of $4,719,000 for the year-ended December 31, 1997 includes premium tax refunds totaling $2,566,000. These non-recurring refunds are the result of amended returns filed for prior years pursuant to a court ruling allowing the use of credits in determining premium tax expense. Also, included are expenses, totaling $1,478,000, related to the merger activity described in note 1(a).

(11) PENSION PLAN

     The Trust and its subsidiary have a simplified employee pension plan ("SEP") which is a noncontributory defined contribution pension plan. The pension plan expense was $351,000 in 1997, $363,000 in 1996 and $283,000 in
1995.

(12) COMMITMENTS AND CONTINGENCIES

     The Trust and its subsidiary are obligated under various non-cancelable operating lease agreements for Trust offices and automobiles. The minimum future payments under these agreements for the year ended December 31, 1997 are as follows:

1998.............................  $  519,000
1999.............................     512,000
2000.............................     487,000
2001.............................     473,000
2002.............................     382,000
Thereafter.......................     911,000
                                   ----------
          Total..................  $3,284,000
                                   ==========

                        PHYSICIANS PROTECTIVE TRUST FUND
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Rental expense amounted to $518,000, $478,000 and $466,000 in 1997, 1996 and 1995, respectively.

     The Trust is involved in numerous legal actions arising primarily from claims against policies issued by the Trust. The legal actions arising from claims against these policies have been considered by the Trust in establishing its liability. Insurers are susceptible to lawsuits that award substantial judgments, including material amounts of punitive damages, or to substantial settlements. To date, no such lawsuit has resulted in an award for a material amount against the Trust. Among litigation pending is an action brought against the Trust on 11/23/94 that resulted in a judgment against a policyholder insured by the Trust for approximately $8.4 million. The policyholder has filed a motion for a new trial with the appellate court. While the outcome of this legal action is not presently determinable, the Trust's management and its legal counsel are of the opinion that it is highly probable that the appellate court will reverse the original judgment and grant a new trial. Management believes that the case will ultimately be settled for an amount substantially less than the original judgment and will not have a material adverse effect on the Trust's financial position or results of operations. Management has provided for the estimated ultimate loss as part of the loss and loss adjustment expense liability.

  Subsequent Events

     Effective February 1, 1998, the Trust entered into an Adverse Development Stop Loss Reinsurance Contract with PICOM as part of the Trust's over-all reinsurance program for years prior to January 1, 1997. Under this contract the Trust will pay $30.6 million to reinsure losses and loss adjustment expenses paid by PPTF after July 1, 1997 on claims arising under policies issued prior to January 1, 1997. The Trust will retain the first $147 million and the limit under the reinsurance contract is capped at $40 million.